Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cimarex Energy Co. 401(k) Plan

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-196169, 333-174361, 333-125621, and 333-100235) of Cimarex Energy Co. of our report dated June 12, 2020, relating to the financial statements and supplemental schedule of Cimarex Energy Co. 401(k) Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ ACM LLP

Denver, Colorado

June 12, 2020